                                                                    EXHIBIT 10.1

                              [AS AMENDED TO DATE]

                                  PUT AGREEMENT


     THIS PUT AGREEMENT (the "Agreement") dated as of March 27, 2001 by and between GENERAL DYNAMICS GOVERNMENT SYSTEMS CORPORATION ("GSC"), and EZENIA! INC. (the "Company").

     This Agreement is being executed in connection with the consummation of the transactions contemplated in the Asset Purchase Agreement (the "Asset Purchase Agreement") dated December 28, 2000, as amended, between the parties. (Unless otherwise stated, all capitalized terms used in this Agreement will have the meaning ascribed to them in the Asset Purchase Agreement). As partial consideration for the Purchased Assets, the Company is delivering to GSC 400,000 shares (the "Shares") of its common stock (the "Common Stock"), along with certain put rights set forth herein. This Agreement sets forth the terms and conditions relating to such put rights.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF PUT RIGHT. At any time after (i) January 4, 2002, with respect to 110,000 of the Shares and (ii) December 1, 2002, with respect to the remaining 290,000 Shares, and continuing for a period of thirty (30) days after each date respectively, until exercised, GSC will have the right (the "PUT RIGHT") to elect to sell the Shares to the Company, and the Company will be required to purchase such Shares from GSC, for a purchase price per Share equal to the Purchase Price (as defined below); provided, however, that the Put Right will expire at such time as the last reported closing price of the Common Stock, as reported on the Nasdaq National Market (or such national securities exchange on which the Common Stock may be then listed), has been equal to or greater than $11.00 per share for fifteen (15) consecutive trading days. Unless otherwise defined herein, capitalized terms used in this Section will have the meaning ascribed to them in the Put Agreement.

     2. PRICING; PAYMENT. The purchase price paid by the Company for any Shares purchased pursuant to this Agreement will be a minimum of ten ($10.00) dollars per Share (the "Purchase Price"), payable to GSC, in cash, by wire transfer of immediately available funds to an account designated by GSC. In the event of a capital reorganization affecting the Common Stock, a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially all of the Company's capital stock or assets to any other person, then, as a part of such event or transaction, lawful provision shall be made so that GSC shall thereafter be entitled to receive, upon any exercise of the Put Right an amount of cash equal to: (i) Four Million Dollars ($4,000,000) (the "Full Amount") if exercised in full, or (ii) the percentage of the Shares exercised pursuant to this Agreement multiplied by the Full Amount if exercised in part.

     3. EXERCISE OF PUT RIGHT; CLOSING OF SALE. In order to exercise a Put Right, GSC will deliver written notice of such exercise to the Company. The closing of the purchase and sale of Shares pursuant to this Agreement will take place within thirty (30) days following the Company's receipt of such notice.

     4. RIGHT OF FIRST REFUSAL. Prior to selling any of the Shares on the open market, GSC will deliver to the Company a written notice indicating the number of Shares for sale and confirming the market price. In the event that the Company desires to purchase such Shares for its own account, the Company may elect to do so by delivering to GSC, within five (5) days after receipt of GSC's notice of intent to sell the Shares, written notice of its election to purchase the Shares from GSC at the market price. The closing of the Company's purchase of the Shares will take place within thirty (30) days following the Company's receipt of GSC's notice of intent to sell the Shares. Payment to GSC will be in cash, in accordance with requirements set forth in Section 2.

     5. MISCELLANEOUS.

          (a) SUCCESSORS AND ASSIGNS. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party hereto; provided that GSC may without the written consent of the Company assign its rights under this Agreement to one or more of its Affiliates. No assignment by the GSC pursuant to the proviso of the preceding sentence will release the GSC of any of its obligations under this Agreement or waive or release any right or remedy the Company may have against GSC hereunder or thereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

          (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (c) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (d) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (e) NO THIRD-PARTY BENEFICIARIES. This Agreement will not confer any rights or remedies upon any person other than the Company and GSC and their respective successors and permitted assigns.

          (f) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) and the Asset Purchase Agreement constitute the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

          (i) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.


                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.


                       EZENIA! INC.


                       By:   /S/ STEPHEN G. BASSETT
                             --------------------------------------------
                       Name: STEPHEN G. BASSETT
                             --------------------------------------------
                       Its:  CHIEF FINANCIAL OFFICER
                             --------------------------------------------

                       GENERAL DYNAMICS GOVERNMENT SYSTEMS CORPORATION


                       By:   /S/ JOHN F. STEWART
                             --------------------------------------------
                       Name: JOHN F. STEWART
                             --------------------------------------------
                       Its:  VICE PRESIDENT
                             --------------------------------------------